                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT
                              --------------------

         This First Amendment to the Employment Agreement made as of June 4, 1995 (the "Agreement") between Kmart Corporation, a Michigan corporation (together with its successors and assigns permitted under this Agreement, the "Company"), and Floyd Hall (the "Executive") is made as of September 21, 1998.

         1. Section 1(g) of the Agreement is hereby amended by the addition of the following flush language at the end thereof:

         "Notwithstanding the foregoing, the parties hereto agree that no determination made or to be made by the Board in connection with the stock options awarded pursuant to Section 6(d) hereof shall, by itself, constitute grounds for a Constructive Termination Without Cause."

         2. Section 2 of the Agreement is hereby revised to read, in its entirety, as follows:

                  "2.      Term of Employment.
                           -------------------

                           The Company hereby employs the Executive, and the Executive hereby accepts such employment, for the period commencing June 4, 1995 and ending at the close of business on April 1, 2001, subject to earlier termination of the Term of Employment in accordance with the terms of this Agreement; provided that the Term of Employment may be extended by mutual consent of the Parties."

         3. Section 6(a) of the Agreement is hereby revised to read, in its entirety, as follows:

                           "(a) General. During the Term of Employment, the Executive shall be eligible to participate in the long-term incentive programs of the Company. In any event, he shall be entitled to the awards described in Sections 6(b), 6(c) and 6(d) below, subject to the conditions described therein."

         4. Section 6 of the Agreement is hereby revised by the addition of the following new Section 6(d) at the end thereof:

                           "(d) Additional Stock Option Awards. In consideration of the extension of the Term of Employment pursuant to the First Amendment to the Agreement made as of September 21, 1998, the Company shall grant the Executive additional 10-year options, substantially in the form attached to the First Amendment as Exhibits A and B, to purchase an aggregate 1,000,000 shares of Stock (the "Extension Options"). The Extension Options shall be granted pursuant to the Kmart Corporation 1997 Long-Term Equity Compensation Plan (the "1997 Plan") and the Kmart Corporation 1992 Stock Option Plan (the "1992 Plan" and, together with the 1997 Plan, the "Plans"), but to the extent that any provisions of this Section 6(d) or Exhibit A or B to the First Amendment conflict with the provisions of the Plans, the provisions of this Section 6(d) and Exhibits A and B to the First Amendment shall be controlling. As of September 21, 1998, Extension Options to purchase 686,615 shares of Stock shall be granted under the 1997 Plan, and Extension Options to purchase 313,385 shares of Stock shall be granted under the 1992 Plan. The exercise price of the Extension Options shall be $13.19 per share, which was the Fair Market Value (as defined in the respective Plan) of a share of Stock on the grant date. The Extension Options shall vest (a "Vesting Event") only upon satisfaction of the following two conditions: (Condition 1) the Executive's execution of a separate written waiver of all cash payments described in Sections 10(d)(ii) and 10(d)(iv) or, to the extent relating to payments described in Sections 10(d)(ii) and 10(d)(iv) hereof, Section 10(e) hereof; and (Condition 2) either (x) the Board's formal approval of successorship arrangements with respect to the Executive's positions and responsibilities with the Company, which approval specifically refers to the satisfaction of this vesting requirement, or (y) a Change in Control (as defined in the Plans). Notwithstanding Section 10(e) hereof, but subject to the immediately preceding sentence, the Extension Options shall not vest upon a Change in Control. Vested Extension Options shall become exercisable only upon the earliest to occur of April 1, 2001, a Change in Control or the Executive's death. Except as provided in the last sentence of this Section 6(d), Extension Options which become exercisable shall remain exercisable for the remainder of their 10-year terms. In the event that holders of the Company's common stock receive cash, securities or other property in respect of their common stock in connection with a Change in Control transaction which results in a Vesting Event, the Company shall use its reasonable efforts to enable the Executive (if he so elects) to exercise any vested Extension Options at a time and in a fashion that will entitle him to receive in exchange for any shares thus acquired the same consideration as is received in such Change in Control transaction by other holders of the Company's common stock. In the event of a Change in Control which does not result in a Vesting Event and in which the Company is not the surviving entity, the Company shall use its reasonable efforts to assure that the Executive shall be provided replacement options that are exercisable for equity securities of the surviving entity (or an equivalent award) which shall contain terms, conditions and an after-tax economic opportunity (including, without limitation, an aggregate spread value) no less favorable to the Executive than did the Extension Options immediately prior to such Change in Control. If the Executive's employment terminates under any circumstances prior to a Vesting Event (including, without limitation, because of death or disability), the unvested Extension Options shall terminate without vesting upon such termination of employment. Notwithstanding anything to the contrary in this Section 6(d), if the Executive violates the provisions of Section 11 hereof (without regard to the time limitations of such Section) prior to the exercise of all Extension Options, all then unexercised Extension Options held by the Executive (whether or not vested and exercisable) shall terminate upon such violation."

         5. Section 10(d)(ii) is hereby revised to read, in its entirety, as follows:

                           "(ii) Base Salary, at the annualized rate in effect on the date of termination of the Executive's employment (or in the event a reduction in Base Salary is the basis for a Constructive Termination Without Cause, then the Base Salary in effect immediately prior to such reduction), for the period until the end of the originally scheduled Term of Employment, as extended by the First Amendment dated September 21, 1998; provided that in no event shall such period be less than 12 months nor more than 36 months; and provided further that the Executive and the Company may agree that the Company shall pay him the present value of such salary continuation payments in a lump sum (using as the discount rate the Applicable Federal Rate for short-term Treasury obligations as published by the Internal Revenue Service for the month in which such termination occurs);"

         6. As amended by this First Amendment, the Agreement is hereby specifically ratified and reaffirmed and shall continue in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this First Amendment as of September 21, 1998.

                                            KMART CORPORATION


                                            By   /s/ Anthony N. Palizzi
                                              ----------------------------------
                                                     Anthony N. Palizzi

                                                 /s/ Floyd Hall
                                            ------------------------------------
                                                     Floyd Hall

                                KMART CORPORATION
                               STOCK OPTION PLANS

                      NON-QUALIFIED STOCK OPTION AGREEMENT

                               OPTIONEE:         Floyd Hall
                 SOCIAL SECURITY NUMBER:         [__________]
                        OPTIONED SHARES:         686,615 shares of common stock, $1.00 par value, of
                                                 Kmart Corporation.
                                   PLAN:         1997 Long Term Equity Compensation Plan
                 PER SHARE OPTION PRICE:         $13.19
                            OPTION DATE:         September 21, 1998
                       TERMINATION DATE:         September 21, 2008

This Stock Option Agreement (the "Agreement") is executed and delivered as of the Option Date by and between Kmart Corporation (the "Company") and the Optionee, an employee of the Company. The parties hereby agree as follows:

1. The Company, pursuant to the above Plan, which is incorporated herein by reference, and subject to the terms and conditions thereof (except as otherwise specified herein), hereby grants to the Optionee an option to purchase the Optioned Shares at the Per Share Option Price (which represents the fair market value of the Company's common stock on the Option Date). The option granted hereby shall vest (a "Vesting Event") only upon satisfaction of the following two conditions: (Condition 1) the Optionee's execution of a separate written waiver of all cash payments described in Sections 10(d)(ii) and 10(d)(iv) or, to the extent relating to payments described in Sections 10(d)(ii) and 10(d)(iv), Section 10(e) of Optionee's Employment Agreement with the Company made as of June 4, 1995, as amended from time to time (his "Employment Agreement"); and (Condition 2) either (x) formal approval by the Company's Board of Directors of successorship arrangements with respect to the Optionee's positions and responsibilities with the Company, which approval specifically refers to the satisfaction of this vesting requirement, or (y) a Change in Control (as defined in the Plan). If the option granted hereby becomes vested, it shall then become exercisable only upon the earliest to occur of April 1, 2001, a Change in Control or the Optionee's death.

2. Notwithstanding any provision to the contrary contained in the Plan, but subject to Section 1 hereof, the option granted hereby shall not vest upon a Change in Control, except as provided in Section 1 hereof. Further, if the Optionee's employment terminates under any circumstances prior to a Vesting Event (including, without limitation, because of the Optionee's death or disability), the option shall terminate without vesting upon such termination of employment. Notwithstanding any provision of the Plan, the Optionee hereby specifically waives any right to have the option granted hereby vest except upon the occurrence of a Vesting Event and, subject to Section 3 hereof, any right to have the option granted hereby become exercisable other than as provided in Section 1 hereof.

3. In the event that holders of the Company's common stock receive cash, securities or other property in respect of their common stock in connection with a Change in Control transaction, the Company shall use its best efforts to enable the Optionee (if he so elects) to exercise any options granted hereby which shall have vested at a time and in a fashion that will entitle him to receive in exchange for any shares thus acquired the same consideration as is received in such Change in Control transaction by other holders of the Company's common stock. In the case of a Change in Control which does not result in a Vesting Event and in which the Company is not the surviving entity, the Company shall use its reasonable efforts to assure that the Optionee shall be provided replacement options that are exercisable for equity securities of the surviving entity (or an equivalent award) which shall contain terms, conditions and an after-tax economic opportunity (including, without limitation, an aggregate spread value) no less favorable to the Optionee than did the options granted hereby immediately prior to such Change in Control.

4. The option granted hereby shall not be treated as an incentive stock option under the Internal Revenue Code.

5. The option granted hereby shall terminate no later than at the close of business on the Termination Date; provided, however, that if the option has not become vested on or before April 1, 2001, the option shall terminate on April 1, 2001. If the option vests and becomes exercisable, it shall remain exercisable until the close of business on the Termination Date, except that if the Optionee violates the provisions of Section 11 (without regard to the time limitations of such Section) of his Employment Agreement, the option granted hereby (whether or not vested and exercisable) shall terminate upon such violation.

6. The Optionee shall comply with and be bound by all the terms and conditions contained in the Plan, except that to the extent that any provision of this Agreement conflicts with any provision of the Plan, the provision of this Agreement shall be controlling.

7. The option granted hereby shall be exercisable during the Optionee's lifetime only by the Optionee in accordance with the terms of this Agreement and the terms of the Plan and shall not be assignable or transferable except by Will or the laws of descent and distribution; provided, however, that the option may after the death of the Optionee be exercised pursuant to the terms of this Agreement and the terms of the Plan by a Beneficiary of the Optionee.

8. The obligation of the Company to sell and deliver any stock under this option is specifically subject to all applicable laws, rules, regulations and governmental and stockholder approvals.

9. Any notice by the Optionee to the Company hereunder shall be in writing and shall be deemed duly given only upon receipt thereof by the Company at its principal offices. Any notice by the Company to the Optionee shall be in writing and shall be duly given if mailed at the address last specified to the Company by the Optionee.

10. The validity and construction of this Agreement shall be governed by the laws of the State of Michigan.

In Witness Whereof, the Company has caused this Agreement to be executed by a duly authorized representative and the Optionee has hereunto set his hand as of the day and year first above written.

     KMART CORPORATION                           OPTIONEE




     --------------------------------            -------------------------------
     Anthony N. Palizzi                          Floyd Hall








  Please Sign And Retain This Stock Option Agreement For Your Future Reference

                                 KMART CORPORATION
                               STOCK OPTION PLANS

                      NON-QUALIFIED STOCK OPTION AGREEMENT

                               OPTIONEE:         Floyd Hall
                 SOCIAL SECURITY NUMBER:         [__________]
                        OPTIONED SHARES:         313,385 shares of common stock, $1.00 par value, of
                                                 Kmart Corporation.
                                   PLAN:         1992 Stock Option Plan
                 PER SHARE OPTION PRICE:         $13.19
                            OPTION DATE:         September 21, 1998
                       TERMINATION DATE:         September 21, 2008

This Stock Option Agreement (the "Agreement") is executed and delivered as of the Option Date by and between Kmart Corporation (the "Company") and the Optionee, an employee of the Company. The parties hereby agree as follows:

1. The Company, pursuant to the above Plan, which is incorporated herein by reference, and subject to the terms and conditions thereof (except as otherwise specified herein), hereby grants to the Optionee an option to purchase the Optioned Shares at the Per Share Option Price (which represents the fair market value of the Company's common stock on the Option Date). The option granted hereby shall vest (a "Vesting Event") only upon satisfaction of the following two conditions: (Condition 1) the Optionee's execution of a separate written waiver of all cash payments described in Sections 10(d)(ii) and 10(d)(iv) or, to the extent relating to payments described in Sections 10(d)(ii) and 10(d)(iv), Section 10(e) of Optionee's Employment Agreement with the Company made as of June 4, 1995, as amended from time to time (his "Employment Agreement"); and (Condition 2) either (x) formal approval by the Company's Board of Directors of successorship arrangements with respect to the Optionee's positions and responsibilities with the Company, which approval specifically refers to the satisfaction of this vesting requirement, or (y) a Change in Control (as defined in the Plan). If the option granted hereby becomes vested, it shall then become exercisable only upon the earliest to occur of April 1, 2001, a Change in Control or the Optionee's death.

2. Notwithstanding any provision to the contrary contained in the Plan, the option granted hereby shall not vest upon a Change in Control, except as provided in Section 1 hereof. Further, if the Optionee's employment terminates under any circumstances prior to a Vesting Event (including, without limitation, because of the Optionee's death or disability), the option shall terminate without vesting upon such termination of employment. Notwithstanding any provision of the Plan, the Optionee hereby specifically waives any right to have the option granted hereby vest except upon the occurrence of a Vesting Event and, subject to Section 3 hereof, any right to have the option granted hereby become exercisable other than as provided in Section 1 hereof.

3. In the event that holders of the Company's common stock receive cash, securities or other property in respect of their common stock in connection with a Change in Control transaction, the Company shall use its best efforts to enable the Optionee (if he so elects) to exercise any options granted hereby which shall have vested at a time and in a fashion that will entitle him to receive in exchange for any shares thus acquired the same consideration as is received in such Change in Control transaction by other holder of the Company's common stock. In the case of a Change in Control which does not result in a Vesting Event and in which the Company is not the surviving entity, the Company shall use its reasonable efforts to assure that the Optionee shall be provided replacement options that are exercisable for equity securities of the surviving entity (or an equivalent award) which shall contain terms, conditions and an after-tax economic opportunity (including, without limitation, an aggregate spread value) no less favorable to the Optionee than did the options granted hereby immediately prior to such Change in Control.

4. The option granted hereby shall not be treated as an incentive stock option under the Internal Revenue Code.

5. The option granted hereby shall terminate no later than at the close of business on the Termination Date; provided, however, that if the option has not become vested on or before April 1, 2001, the option shall terminate on April 1, 2001. If the option vests and becomes exercisable, it shall remain exercisable until the close of business on the Termination Date, except that if the Optionee violates the provisions of Section 11 (without regard to the time limitations of such Section) of his Employment Agreement, the option granted hereby (whether or not vested and exercisable) shall terminate upon such violation

6. The Optionee shall comply with and be bound by all the terms and conditions contained in the Plan, except that to the extent that any provision of this Agreement conflicts with any provision of the Plan, the provision of this Agreement shall be controlling.

7. The option granted hereby shall be exercisable during the Optionee's lifetime only by the Optionee in accordance with the terms of this Agreement and the terms of the Plan and shall not be assignable or transferable except by Will or the laws of descent and distribution; provided, however, that the option may after the death of the Optionee be exercised pursuant to the terms of this Agreement and the terms of the Plan by a Beneficiary of the Optionee.

8. The obligation of the Company to sell and deliver any stock under this option is specifically subject to all applicable laws, rules, regulations and governmental and stockholder approvals.

9. Any notice by the Optionee to the Company hereunder shall be in writing and shall be deemed duly given only upon receipt thereof by the Company at its principal offices. Any notice by the Company to the Optionee shall be in writing and shall be duly given if mailed at the address last specified to the Company by the Optionee.

10. The validity and construction of this Agreement shall be governed by the laws of the State of Michigan.

In Witness Whereof, the Company has caused this Agreement to be executed by a duly authorized representative and the Optionee has hereunto set his hand as of the day and year first above written.

         KMART CORPORATION                  OPTIONEE


         -------------------------------    -------------------------------
         Anthony N. Palizzi                 Floyd Hall






  Please Sign And Retain This Stock Option Agreement For Your Future Reference

















                                       3